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                        [Goodwin Procter LLP Letterhead]

                                                                   EXHIBIT 5.1

                                October 18, 2001


La Quinta Properties, Inc.
909 Hidden Ridge
Suite 600
Irving, TX  75038


         We are rendering this opinion in connection with the registration statement on Form S-4 (the "Registration Statement"), filed by La Quinta Properties, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to up to 157,409,422 shares (the "Shares") of the Company's Class B common stock, $.01 par value per share, to be issued to the stockholders of the Company in connection with the merger (the "Merger") of LQP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of La Quinta Corporation, with and into the Company pursuant to the Agreement and Plan of Merger dated as of October 17, 2001 by and among the Company, La Quinta Corporation and LQP Acquisition Corp. (the "Merger Agreement"). We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

         In connection with rendering this opinion, we have examined the following documents: (i) the Registration Statement and the exhibits thereto;
(ii) the Merger Agreement; (iii) the certificate of incorporation and bylaws of the Company, each as amended or amended and restated to date; (iv) the forms of Amended and Restated Certificates of Incorporation of the Company and La Quinta Corporation included as exhibits to the Registration Statement, (v) such records of the corporate proceedings of the Company as we deemed material; and (vi) such other certificates, receipts, records and documents as we have considered necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photo static or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmation of public officials and others. We have also assumed that prior to the effective time of the Merger the Company's certificate of incorporation will have been amended and restated to authorize a sufficient number of shares of the Company's Class B common stock so that the Company will have a sufficient number of authorized but unissued shares of Class B common stock to permit the issuance of the Shares. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.


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         We are attorneys admitted to practice in the Commonwealth of
Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

         Based upon the foregoing, we are of the opinion that when the Shares are issued pursuant to the terms of the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Company's prospectus which is part of the Registration Statement. We further hereby consent to the reference to our firm wherever appearing in the Registration Statement with respect to the discussion of material federal income tax consequences of the Merger, including joint proxy statement and prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Goodwin Procter LLP
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                                            Goodwin Procter LLP